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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                  ---------

                               AMENDMENT NO. 1

                                      TO

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            Muse Technologies, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

              Delaware                                        85-0437001
     -----------------------                             -------------------
     (State of Incorporation                             (I.R.S. Employer
      or Organization)                                    Identification No.)

1601 Randolph, SE, Suite 210, Albuquerque, NM                    87106
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(Address of principal executive offices)                       (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. |_|

Securities to be registered pursuant to Section 12(g) of the Act:

   Common Stock, par value $.015
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                               (Title of Class)

   Redeemable Common Stock Purchase Warrants to purchase Common Stock
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                               (Title of Class)


Securities to be registered pursuant to Section 12(b) of the Act:

   Common Stock, par value $.015
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                               (Title of Class)

   Redeemable Common Stock Purchase Warrants to purchase Common Stock
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                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the description of the Registrant's common stock, par value $.015 per share (the "Common Stock") and redeemable common stock purchase warrants (the "Warrants"), under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2 (Registration No. 333-62495) filed with the Securities and Exchange Commission on August 28, 1998, which description is attached hereto as exhibit 1.1 and is also incorporated herein by reference.

Item 2.  Exhibits.

         1.1 Description of Common Stock and Warrants (pages 48 and 49 of the Registration Statement on Form SB-2
                  (Registration No. 333-62495) filed on August 28, 1998).

         1.2 Specimen Certificate evidencing shares of Common Stock (Exhibit 4.1 to the Registration Statement).

         1.3 Specimen Certificate evidencing Warrants (Exhibit 4.2 to the Registration Statement).

         2.1 Certificate of Incorporation of Muse Technologies, Inc., as amended (Exhibit 3.1 to the Registration Statement).

         2.2 Bylaws of Muse Technologies, Inc. (Exhibit 3.2 to the Registration Statement).

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             Muse Technologies, Inc.
                                     -------------------------------------
                                                 (Registrant)

Date:  October 19, 1998              By:     /s/ Curtiz J. Gangi
                                            --------------------
                                            Name: Curtiz J. Gangi
                                            Title: President